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                                                                     EXHIBIT 3.5

        3.5     SUBSCRIPTION AGREEMENT, REGULATION D, RULE 506

                             SUBSCRIPTION AGREEMENT
                               HYPERBARIC SYSTEMS
                            A CALIFORNIA CORPORATION

                THE COMMON STOCK (THE STOCK) REFERRED TO HEREIN HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR QUALIFIED UNDER THE CORPORATE SECURITIES LAWS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE OR JURISDICTION. THE STOCK IS SOMETIMES REFERRED TO HEREIN AS THE "SECURITIES". THE SECURITIES MUST BE ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION OF SUCH SECURITIES UNDER THE ACT UNLESS AN EXEMPTION FROM APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS OR BECOMES AVAILABLE AND THE HOLDER OF THE SECURITIES PROVIDES TO HYPERBARIC SYSTEMS, PRIOR TO SUCH TRANSFER, AN OPINION OF COUNSEL, SATISFACTORY TO HYPERBARIC SYSTEMS AND ITS COUNSEL, THAT THE TRANSFER OF THE SECURITIES DOES NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

                This Subscription Agreement is made by and between HyperBaric Systems, a California corporation (the "Company") and the undersigned prospective purchaser who is subscribing hereby for the Securities.

                In consideration of the Company's agreement to accept the undersigned as a holder of Stock upon the terms and conditions set forth herein, the undersigned agrees and represents as follows:

        A.      SUBSCRIPTION

                1. By executing this Subscription Agreement ("Agreement"), the undersigned agrees to purchase that number of shares of Stock as is set forth on the signature page hereof, upon acceptance of this offer by the Company, and tenders payment in full herewith for such Securities (the "Payment").

                2. The Payment will be returned promptly, without interest, in the event that for any reason the purchase and sale of the Securities subscribed for hereby is not consummated within 30 days following the date this Subscription Agreement is duly executed and delivered by the undersigned (such date is hereinafter referred to as the Closing Date) or in the event that the undersigned's subscription is rejected.

        B.      GENERAL REPRESENTATIONS AND WARRANTIES

                1. The undersigned hereby represents and warrants to, and agrees with the Company, as follows:



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                        (a)     The Securities are being purchased for his own
account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part. The Securities are offered pursuant to exemptions provided by the Act and by exemptions set forth in certain state securities laws and certain rules and regulations promulgated pursuant thereto. In furtherance thereof, the undersigned represents, warrants, and agrees as follows: (i) no other person has or will have a direct or indirect beneficial interest in such Securities and the undersigned will not sell, hypothecate or otherwise transfer the Securities except in accordance with the Act and applicable state securities laws or unless, in the opinion of counsel for the Company, an exemption from the registration requirements of the Act and such laws is available; and (ii) the Company is under no obligation to register the Securities on behalf of the undersigned or to assist him in complying with any exemption from registration.

                        (b) The undersigned has been furnished with and has carefully read and fully understands the contents of the Company's Offering Memorandum (the "Memorandum") and has read and fully understands the terms of this Agreement and any other agreement delivered in connection herewith, and acknowledges that any questions he may have had regarding the statements contained in the Memorandum or the terms of this Agreement have been fully answered to his satisfaction.

                        (c) In evaluating the suitability of an investment in the Company, the undersigned has not relied upon any representations or other information (whether oral or written) from the Company, or any of its agents other than as set forth in the Memorandum and, if applicable, written information from the Company provided in response to questions or requests for additional information and has not relied on any other representations, warranties or information (whether oral or otherwise) and no oral or written representations or warranties have been made or oral or written information furnished to the undersigned or his advisors, if any, in connection with the offering of the Securities which were in any way inconsistent with the Memorandum.

                        (d) The undersigned has been given the opportunity to ask questions of the Company and to obtain any additional information from the Company which the undersigned and his purchaser representative, if any, deemed pertinent to this investment; any questions that were asked have been fully answered, and any information that was requested has been provided.

                        (e) The undersigned recognizes the Company has only recently been organized and that it has limited financial or operating history and that investment in the Company involves substantial risks, and he has taken full cognizance of and understands all of the risk factors related to the purchase of the Securities. Accordingly, the undersigned represents that he fully understands that this is a highly speculative investment and that there are substantial risks that the undersigned will suffer a complete loss of his investment in the Securities.

                        (f) The undersigned has carefully considered and has, to the extent he believes such discussion necessary, discussed with his professional legal, tax and financial advisers the suitability of an investment in the Company for his particular tax and financial situation and he has determined that the Securities are a suitable investment for him.

                        (g) All information which the undersigned has previously provided to the Company concerning himself and his financial position and knowledge of financial, business and



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investment matters is correct and complete as of the date of the date hereof, and if there has been or is any change in such information prior to the acceptance of this subscription, he has or will immediately provide such information to the Company and will promptly send confirmation of such information to the Company.

                        (h) The undersigned understands that the offering of the Securities has not been and will not be registered under the Act in reliance on the exemption for offerings provided by Section 4(2) of the Act and Rule 505 and certain other regulations promulgated thereunder and that the undersigned has no right to require such registration. The undersigned further understands that the offering of the Securities has not been and will not be qualified or registered under state securities laws in reliance upon exemptions under such laws for non-public offerings, and, in part, in reliance upon the representations made and information furnished by the undersigned herein; and that neither the offering of the Securities, nor the Memorandum have been reviewed by the Securities and Exchange Commission or any state securities authorities.

                        (i) The undersigned, or if the undersigned is an entity, the person making the investment decision on behalf of the entity, has the capacity, by reason of the undersigned's or such person's business or financial experience (or that of the undersigned's purchaser representative) to evaluate the merits and risks of an investment in the Securities and to protect the undersigned's own interests in connection with such investment and the undersigned is able to bear the economic risk of such investment.

                2. The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter. If such representations and warranties shall not be true and accurate in any respect, the undersigned will, prior to such acceptance, give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor.

                3. The undersigned shall indemnify and hold harmless the Company and any of its shareholders, officers, directors, employees, partners, counsel or agents who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned to the Company concerning himself or his financial position in connection with the offering or sale of the Securities which is not remedied by timely notice to the Company as provided above, against losses, liabilities and expenses for which the Company or any of its shareholders, officers, directors, employees, counsel or agents have not otherwise been reimbursed (including attorneys fees, judgments, fines and amounts paid in settlement) as actually and reasonably incurred by such person or entity in connection with such action, suit or proceeding.

        C.      INVESTOR INFORMATION

                The undersigned (if the undersigned is a natural person) or the individual making the investment decision for the undersigned (if the undersigned is a partnership, corporation, trust or other entity, (the "Subscribing Person") represents that the undersigned is an Accredited Investor within the definition in Rule 501 of Regulation D as promulgated under the Securities


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Act of 1933, as amended, and as set forth in the Private Placement Memorandum.
The undersigned also represents that the undersigned has no need for liquidity of the amount invested and the investment does not represent more than 10% of the undersigned's liquid net worth.

                In furnishing and, if necessary, updating the information provided to the Company, I acknowledge that the Company will be relying thereon in determining, among other things, whether there are reasonable grounds to believe that I qualify as a purchaser under exemptions provided by the Act and by certain state securities laws and certain rules and regulations promulgated pursuant thereto.

        D.      UNDERSTANDINGS

                1. The undersigned understands, acknowledges and agrees with the Company as follows:

                        (a) This Subscription may be rejected, in whole or in part, by the Company in its sole discretion, at any time prior to the execution and delivery hereof by the Company, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription.

                        (b) This Subscription is and shall be irrevocable, except that the undersigned shall have no obligations hereunder in the event that: (i) this subscription is rejected for any reason or (ii) the purchase and sale of the Securities subscribed for hereby are not consummated.

                        (c) No federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Securities.

                        (d) There is no public market for the Securities or any other securities which the Company may offer and there is no certainty that such a market will ever develop. There can be no assurance that the undersigned will be able to sell or dispose of the Securities. Moreover, no assignment, sale, transfer, exchange or other disposition of the Securities can be made other than in accordance with all applicable securities laws. It is understood that in order not to jeopardize the offering's exempt status under the Act and under certain state securities laws, the transferee may at a minimum be required to fulfill investor suitability requirements.

                        (e) The undersigned acknowledges that any financial illustrations, projections or forecasts provided to the undersigned in connection with this investment do not constitute predictions regarding future financial results of the Company or a return on an investment in the Securities, are based on a number of assumptions as to future events that may not occur or may occur differently than assumed, and that actual results will in all probability differ from the results illustrated and that such differences could be material.

                        (f) The undersigned acknowledges that the information contained in the Memorandum is confidential and non-public and agrees that all such information shall be kept in confidence by him and neither used by him to his personal benefit nor disclosed to any third party for any reason (other than in connection with his subscription for the Securities); provided, that this obligation shall not apply to any such information which:
(i) is part of the public



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knowledge or literature and readily accessible at the date hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of these provisions); or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements including, without limitation, any Subscription Agreement they may have with the Company).

                        (g) The undersigned has had prior personal or business relationships with the Company or its officers or directors or General Partners, or officers or directors or General Partners of the Company, or by reason of his business or financial experience, has the capacity to protect his own interest in connection with this transaction.

                2. The representations, warranties, understandings, acknowledgments and agreements in this Agreement are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.

        E.      MISCELLANEOUS

                1. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

                2. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party against whom any such waiver, modification, change, discharge, termination, revocation or cancellation is sought.

                3. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed to the other party at the address of such party set forth herein, or to such other address furnished by notice given in accordance with this Article E.

                4. Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the undersigned, or otherwise, or delay by the Company in exercising such right or remedy, shall not operate as a waiver thereof. No waiver by the Company shall be effective unless and until it is in writing and signed by the Company.

                5. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California, as such laws are applied by California courts to agreements entered into and to be performed in California by and between residents of California, and shall be binding upon the undersigned, his heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

                6. In the event that any provision of this Subscription Agreement is declared invalid or unenforceable by a court of competent jurisdiction under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any



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provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                7. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Subscription Agreement may be amended only by a writing executed by all parties hereto:

                8.      Title to the Securities shall be taken as follows:
(check one):

                        ( ) Husband and wife, as community property;

                        ( ) Joint Tenants;

                        ( ) Tenants in common;

                        ( ) Separate property;

                        ( ) Living Trust;

                        ( ) Corporation (Attach copy of resolution authorizing
                            this investment);

                        ( ) Partnership (Attach copy of partnership agreement);

                        ( ) Custodian, Trustee (Attach copy of agreement);

                        ( ) Other:
                                  ----------------------------------------



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                               HYPERBARIC SYSTEMS

                             SUBSCRIPTION AGREEMENT

                                 SIGNATURE PAGE

                This page constitutes the signature Page for the Subscription Agreement. The undersigned represents to you that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (b) the undersigned will notify you immediately of any change in any of such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he has read and understands the Memorandum and this Subscription Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______day of _____________, 1999.


                                        $
-----------------------------           ----------------------------------------
Number of Shares of                     Total Purchase Price
Common Stock

                                        ----------------------------------------
                                        NAME OF PURCHASER

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Title of Authorized Signature if
                                        Purchaser is a corporation, partnership
                                        or other entity

                                        ----------------------------------------
                                        Signature of Spouse or Co-Owner